UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 10, 2008

Commission file number 001-32511

IHS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East

Englewood, CO 80112

(Address of principal executive offices)

(303) 790-0600

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS

IHS Inc. (the “Company) today announced that it completed the closing of its acquisition of Global Insight, Inc., on October 10, 2008.  The acquisition closed for $118 million in cash and approximately 1.3 million shares of the Company’s common stock.  Company shares were priced at $60.50 per share for purpose of calculating the number of shares to be issued under the terms of the merger agreement.  Based on the closing price of the Company’s common stock on Oct. 10, 2008, the shares had an aggregate value of $47 million.  Terms of the transaction include a lock-up agreement restricting the salability of the issued shares with 10 percent of the shares restricted for one year, 50 percent for two years and 40 percent for three years.

The Company will discuss this acquisition on a previously announced call on October 14, 2008, that is open to the public.  The media release furnished as Exhibit 99.1 to this Form 8-K includes instructions for accessing that call.  The call will also be recorded and available for replay on the Company’s website at www.ihs.com.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1         Media release dated October 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: October 13, 2008	By:	/s/ Michael J. Sullivan
Michael J. Sullivan
Chief Financial Officer